Exhibit 23.2
                                                         ------------







                  Consent of Independent Accountants




  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-33267) of DIMON Incorporated of our report dated September 27, 1999 appearing in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Annual Report on Form 10-K.


  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP
  Charlotte, North Carolina
  September 27, 1999































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